Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Timothy A. Bonang, Vice President, Investor Relations, or

Carlynn Finn, Senior Manager, Investor Relations

(617) 796-8222

www.cwhreit.com

CommonWealth REIT Announces 2012 Fourth Quarter and Year End Results

Newton, MA (February 25, 2013): CommonWealth REIT (NYSE: CWH) today announced financial results for the quarter and year ended December 31, 2012.

Results for the Quarter Ended December 31, 2012:

Normalized funds from operations, or Normalized FFO, available for CommonWealth REIT common shareholders for the quarter ended December 31, 2012 was $68.7 million, or $0.82 per share basic and diluted, compared to Normalized FFO available for CommonWealth REIT common shareholders for the quarter ended December 31, 2011 of $63.8 million, or $0.76 per share basic and diluted.

Net (loss) income available for CommonWealth REIT common shareholders was ($163.9) million for the quarter ended December 31, 2012, compared to $1.1 million for the same quarter last year.  Net (loss) income available for CommonWealth REIT common shareholders per share, basic and diluted (EPS), for the quarters ended December 31, 2012 and 2011 was ($1.96) and $0.01, respectively.  Net loss for the quarter ended December 31, 2012 includes a loss on asset impairment of $168.6 million, or $2.01 per share, partially offset by a gain of $7.2 million, or $0.09 per share, from the issuance of shares by an equity investee.

The weighted average number of basic and diluted common shares outstanding was 83,804,068 and 91,102,233, respectively, for the quarter ended December 31, 2012, and 83,721,736 and 91,019,901, respectively, for the quarter ended December 31, 2011.

A reconciliation of net (loss) income attributable to CommonWealth REIT, determined according to U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, available for CommonWealth REIT common shareholders and Normalized FFO available for CommonWealth REIT common shareholders for the quarters ended December 31, 2012 and 2011 appears later in this press release.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.  No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Results for the Year Ended December 31, 2012:

Normalized FFO available for CommonWealth REIT common shareholders for the year ended December 31, 2012 was $283.8 million, or $3.39 per share basic and diluted, compared to Normalized FFO available for CommonWealth REIT common shareholders for the year ended December 31, 2011 of $261.6 million, or $3.38 per share basic and diluted.

Net (loss) income available for CommonWealth REIT common shareholders was ($152.0) million for the year ended December 31, 2012, compared to $63.0 million for the same period last year.  Net (loss) income available for CommonWealth REIT common shareholders per share, basic and diluted (EPS), for the years ended December 31, 2012 and 2011 was ($1.81) and $0.81, respectively.  Net loss for the year ended December 31, 2012 includes a loss on asset impairment of $168.6 million, or $2.01 per share, partially offset by gains of $7.2 million, or $0.09 per share, from the issuance of shares by an equity investee and $2.0 million, or $0.02 per share, from gain on the sale of properties.  Net income for the year ended December 31, 2011 includes gains of $42.8 million, or $0.55 per share, from the sale of properties and $11.2 million, or $0.14 per share, from the issuance of shares by an equity investee, partially offset by a loss on asset impairment totaling $10.4 million, or $0.13 per share.

The weighted average number of basic and diluted common shares outstanding was 83,749,644 and 91,047,809, respectively, for the year ended December 31, 2012, and 77,428,210 and 84,726,375, respectively, for the year ended December 31, 2011.

A reconciliation of net (loss) income attributable to CommonWealth REIT, determined according to GAAP, to FFO available for CommonWealth REIT common shareholders and Normalized FFO available for CommonWealth REIT common shareholders for the years ended December 31, 2012 and 2011 appears later in this press release.

Occupancy and Leasing Results:

As of December 31, 2012, 90.0% of CWH’s total square feet from continuing operations was leased, compared to 89.6% as of December 31, 2011 and 89.5% as of September 30, 2012.

CWH entered into lease renewals for 2,200,000 square feet and new leases for 758,000 square feet during the quarter ended December 31, 2012 which had weighted average rental rates that were 5% above prior rents for the same space.  The weighted average lease terms for leases entered into during the fourth quarter of 2012 were 7.0 years.  Commitments for tenant improvements, leasing commission costs and concessions for leases entered into during the quarter ended December 31, 2012 totaled $1.94 per square foot per year of lease term on average.

Recent Acquisition and Sales Activities:

Since the announcement of 2012 third quarter results on November 7, 2012, CWH has not acquired or entered into any agreements to purchase properties (excluding transactions by Select Income REIT, or SIR, CWH’s majority owned consolidated subsidiary).

During 2012, CWH sold three properties with a combined 298,762 square feet for a total of $11.7 million, excluding closing costs.  In addition, as of December 31, 2012, 94 properties with a combined 6,673,851 square feet located throughout the United States were either listed or in the process of being listed for sale with third party brokers.  After December 31, 2012, CWH sold 18 of these properties with a combined 1,060,026 square feet for a total of $10.3 million, excluding closing costs.  As of today, CWH also has two properties with a combined 675,250 square feet under agreement to sell for a total of $5.1 million, excluding closing costs.  CWH expects to sell these two properties and the remaining properties listed for sale during 2013; however, no assurance can be given that any of the properties will be sold in that time period or at all.

As of December 31, 2012, the 94 properties that were either listed or in the process of being listed for sale were reclassified to discontinued operations, and CWH recorded asset impairment charges totaling $168.6 million relating to these properties.  As of December 31, 2012, these 94 properties were 26.5% leased for a weighted average term of 2.5 years (based on annualized rental income) and generated a $1.2 million net operating loss during the year ended December 31, 2012.  As of December 31, 2012, these 94 properties had a combined net book value of approximately $333.0 million (before $168.6 million of impairment charges).

Recent Financing Activities:

In December 2012, CWH repaid at maturity $57.0 million of its floating rate term debt using borrowings under its revolving credit facility.

Also in December 2012, CWH’s majority owned consolidated subsidiary, SIR, completed a public offering of 8,050,000 of its common shares (including 1,050,000 common shares sold pursuant to the underwriters’ option to purchase additional shares) for gross proceeds (before deducting underwriters’ discounts and estimated expenses) of $193.2 million.  SIR owns substantially all of CWH’s consolidated commercial and industrial properties located in Oahu, HI, as well as 38 suburban office and industrial properties located throughout the mainland United States.  After this offering, CWH continues to own 22,000,000, or approximately 56.0%, of SIR’s common shares.

Presentation:

Unless otherwise noted, the amounts reported above are on a consolidated basis and, as such, include the results of CWH’s consolidated subsidiary, SIR, including the effect of SIR’s minority interests since March 2012, when SIR became a public company with common shares registered under the Securities Exchange Act of 1934, as amended.  For further information about SIR and its subsidiaries, please see SIR’s periodic reports and other filings with the Securities and Exchange Commission, or the SEC, which are available at the SEC’s website at www.sec.gov.  References in this press release to SIR’s filings with the SEC are included to identify the source of SIR information only, and the information in SIR’s filings with the SEC is not incorporated by reference into this press release.

Conference Call:

Later today, at 10:00 a.m. Eastern Time, Adam Portnoy, President and Managing Trustee, and John Popeo, Chief Financial Officer, will host a conference call to present the financial results for the quarter and year ended December 31, 2012. The conference call will not have a question and answer period. A replay, if any, will be announced at a future time.

The conference call telephone number is (800) 230-1096.  Participants calling from outside the United States and Canada should dial (612) 332-0725.  No pass code is necessary to access either call.  Participants should dial in about 15 minutes prior to the scheduled start of the call.

The transcription, recording and retransmission in any way of CWH’s fourth quarter conference call is strictly prohibited without the prior written consent of CWH.

Supplemental Data:

A copy of CWH’s Fourth Quarter 2012 Supplemental Operating and Financial Data is available for download at CWH’s website, www.cwhreit.com.  CWH’s website is not incorporated as part of this press release.

CommonWealth REIT is a real estate investment trust which primarily owns office properties located throughout the United States.  CWH is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of our operating results and financial condition and for an explanation of our calculation of FFO and Normalized FFO.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER CWH USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, CWH IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON CWH’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT CWH HAS ENTERED INTO AGREEMENTS TO SELL PROPERTIES.  THESE TRANSACTIONS ARE SUBJECT TO VARIOUS TERMS AND CONDITIONS TYPICAL OF COMMERCIAL REAL ESTATE TRANSACTIONS.  THE TERMS AND CONDITIONS MAY NOT BE MET.  AS A RESULT, THESE TRANSACTIONS MAY NOT OCCUR OR MAY BE DELAYED OR THE TERMS MAY CHANGE, AND

•                  THIS PRESS RELEASE STATES THAT CWH INTENDS TO SELL IN 2013 THE REMAINING PROPERTIES NOT ALREADY SOLD THAT WERE RECLASSIFIED TO DISCONTINUED OPERATONS AS OF DECEMBER 31, 2012.  HOWEVER, CWH MAY BE UNABLE TO SELL SOME OR ALL OF THESE PROPERTIES IN 2013 OR EVER.

THE INFORMATION CONTAINED IN CWH’S FILINGS WITH THE SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN CWH’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM CWH’S FORWARD LOOKING STATEMENTS.  CWH’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, CWH DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

CommonWealth REIT

Consolidated Statements of Operations, Funds from Operations and Normalized Funds from Operations

(amounts in thousands)

(unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011

Rental income	$264,692	$233,528	$1,013,092	$874,232

Expenses:
Operating expenses	113,421	99,342	419,681	363,464
Depreciation and amortization	66,950	56,809	245,729	206,697
General and administrative	13,738	11,711	51,697	43,682
Loss on asset impairment	—	(233)	—	3,036
Acquisition related costs	646	351	5,648	10,073
Total expenses	194,755	167,980	722,755	626,952

Operating income	69,937	65,548	290,337	247,280

Interest and other income	384	323	1,428	1,662
Interest expense (including net amortization of debt discounts, premiums and deferred financing fees of $653, $1,476, $3,405 and $6,943, respectively)	(53,763)	(49,987)	(204,244)	(195,024)
Loss on early extinguishment of debt	—	(345)	(1,895)	(35)
Equity in earnings of investees	2,765	2,987	11,420	11,377
Gain on issuance of shares by an equity investee	7,246	—	7,246	11,177
Income from continuing operations before income tax expense	26,569	18,526	104,292	76,437
Income tax expense	(1,301)	(604)	(3,207)	(1,347)
Income from continuing operations	25,268	17,922	101,085	75,090
Discontinued operations:
Loss from discontinued operations	(3,906)	(2,887)	(14,337)	(539)
Loss on asset impairment from discontinued operations	(168,632)	(1,341)	(168,632)	(7,319)
Net gain on sale of properties from discontinued operations	—	1,179	2,039	42,752
Net (loss) income	(147,270)	14,873	(79,845)	109,984
Net income attributable to noncontrolling interest in consolidated subsidiary	(5,514)	—	(15,576)	—
Net (loss) income attributable to CommonWealth REIT	(152,784)	14,873	(95,421)	109,984
Preferred distributions	(11,151)	(13,823)	(51,552)	(46,985)
Excess redemption price paid over carrying value of preferred shares	—	—	(4,985)	—
Net (loss) income available for CommonWealth REIT common shareholders	$(163,935)	$1,050	$(151,958)	$62,999

Amounts attributable to CommonWealth REIT common shareholders:
Income from continuing operations	$8,603	$4,099	$28,972	$28,105
Loss from discontinued operations	(3,906)	(2,887)	(14,337)	(539)
Loss on asset impairment from discontinued operations	(168,632)	(1,341)	(168,632)	(7,319)
Net gain on sale of properties from discontinued operations	—	1,179	2,039	42,752
Net (loss) income	$(163,935)	$1,050	$(151,958)	$62,999

CommonWealth REIT

Consolidated Statements of Operations, Funds from Operations and Normalized Funds from Operations (continued)

(amounts in thousands, except per share data)

(unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Calculation of FFO:(1)
Net (loss) income attributable to CommonWealth REIT	$(152,784)	$14,873	$(95,421)	$109,984
Plus: depreciation and amortization from continuing operations	66,950	56,809	245,729	206,697
Plus: depreciation and amortization from discontinued operations	3,002	2,807	12,563	16,458
Plus: loss on asset impairment from continuing operations	—	(233)	—	3,036
Plus: loss on asset impairment from discontinued operations	168,632	1,341	168,632	7,319
Plus: FFO from investees	5,313	5,419	21,383	19,895
Plus: net income attributable to noncontrolling interest	5,514	—	15,576	—
Less: FFO attributable to noncontrolling interest	(7,149)	—	(19,419)	—
Less: net gain on sale of properties from discontinued operations	—	(1,179)	(2,039)	(42,752)
Less: equity in earnings of investees	(2,765)	(2,987)	(11,420)	(11,377)
FFO attributable to CommonWealth REIT	86,713	76,850	335,584	309,260
Less: preferred distributions	(11,151)	(13,823)	(51,552)	(46,985)
FFO available for CommonWealth REIT common shareholders	$75,562	$63,027	$284,032	$262,275

Calculation of Normalized FFO:(1)
FFO attributable to CommonWealth REIT	$86,713	$76,850	$335,584	$309,260
Plus: acquisition related costs from continuing operations	646	351	5,648	10,073
Plus: acquisition related costs from discontinued operations	—	(19)	—	129
Plus: normalized FFO from investees	5,417	5,559	21,710	20,734
Plus: loss on early extinguishment of debt from continuing operations	—	345	1,895	35
Less: early extinguishment of debt settled in cash	—	—	—	(232)
Plus: average minimum rent from direct financing lease	329	329	1,316	1,097
Plus: FFO attributable to noncontrolling interest	7,149	—	19,419	—
Less: normalized FFO attributable to noncontrolling interest	(7,491)	—	(20,132)	—
Less: FFO from investees	(5,313)	(5,419)	(21,383)	(19,895)
Less: interest earned from direct financing lease	(333)	(412)	(1,452)	(1,448)
Less: gain on issuance of shares by an equity investee	(7,246)	—	(7,246)	(11,177)
Normalized FFO attributable to CommonWealth REIT	79,871	77,584	335,359	308,576
Less: preferred distributions	(11,151)	(13,823)	(51,552)	(46,985)
Normalized FFO available for CommonWealth REIT common shareholders	$68,720	$63,761	$283,807	$261,591

Weighted average common shares outstanding — basic	83,804	83,722	83,750	77,428

Weighted average common shares outstanding — diluted(2)	91,102	91,020	91,048	84,726

Per common share:
Income from continuing operations attributable to CommonWealth REIT common shareholders — basic and diluted	$0.10	$0.05	$0.35	$0.36
(Loss) income from discontinued operations attributable to CommonWealth REIT common shareholders — basic and diluted	$(2.06)	$(0.04)	$(2.16)	$0.45
Net (loss) income available for CommonWealth REIT common shareholders — basic and diluted	$(1.96)	$0.01	$(1.81)	$0.81
FFO available for CommonWealth REIT common shareholders — basic	$0.90	$0.75	$3.39	$3.39
FFO available for CommonWealth REIT common shareholders — diluted	$0.90	$0.75	$3.39	$3.39
Normalized FFO available for CommonWealth REIT common shareholders — basic and diluted	$0.82	$0.76	$3.39	$3.38

CommonWealth REIT

Consolidated Statements of Operations, Funds from Operations and Normalized Funds from Operations (continued)

(amounts in thousands)

(unaudited)

(1)         CWH calculates FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net (loss) income, calculated in accordance with GAAP, plus real estate depreciation and amortization, loss on asset impairment, net (loss) income attributable to noncontrolling interest and FFO from equity investees, excluding any gain or loss on sale of properties, earnings from equity investees and FFO attributable to noncontrolling interest.  CWH’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because it excludes acquisition related costs, gains from issuance of shares by equity investees, gain and loss on early extinguishment of debt unless settled in cash, the difference between average minimum rent and interest earned from CWH’s direct financing lease and the difference between FFO and Normalized FFO from equity investees and noncontrolling interest.  CWH considers FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net (loss) income, net (loss) income attributable to CommonWealth REIT, net (loss) income available for CommonWealth REIT common shareholders, operating income and cash flow from operating activities. CWH believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of its operating performance between periods.  FFO and Normalized FFO are among the factors considered by CWH’s Board of Trustees when determining the amount of distributions to shareholders.  Other factors include, but are not limited to, requirements to maintain CWH’s status as a REIT, limitations in its credit facilities and term loan agreements and public debt covenants, the availability of debt and equity capital to CWH, CWH’s cash available for distribution, CWH’s expectation of its future capital requirements and operating performance, and CWH’s expected needs and availability of cash to pay its obligations.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net (loss) income, net (loss) income attributable to CommonWealth REIT, net (loss) income available for CommonWealth REIT common shareholders, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of CWH’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of CWH’s needs.  CWH believes that FFO and Normalized FFO may facilitate an understanding of its consolidated historical operating results.  These measures should be considered in conjunction with net (loss) income, net (loss) income attributable to CommonWealth REIT, net (loss) income available for CommonWealth REIT common shareholders, operating income and cash flow from operating activities as presented in CWH’s Consolidated Statements of Operations, Consolidated Statements of Comprehensive (Loss) Income and Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than CWH does.

(2)         As of December 31, 2012, CWH’s 15,180 outstanding series D preferred shares were convertible into 7,298 common shares.  The effect of a conversion of CWH’s series D convertible preferred shares on income from continuing operations available for CommonWealth REIT common shareholders per share is anti-dilutive to income, FFO and Normalized FFO for most periods presented.  Set forth below is the calculation of diluted net income available for common shareholders, diluted FFO available for common shareholders, diluted Normalized FFO available for common shareholders and diluted weighted average common shares outstanding.

	Quarter Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011

Net (loss) income available for CommonWealth REIT common shareholders	$(163,935)	$1,050	$(151,958)	$62,999
Add - Series D convertible preferred distributions	6,167	6,167	24,668	24,668
Net (loss) income available for CommonWealth REIT common shareholders — diluted	$(157,768)	$7,217	$(127,290)	$87,667

FFO available for CommonWealth REIT common shareholders	$75,562	$63,027	$284,032	$262,275
Add - Series D convertible preferred distributions	6,167	6,167	24,668	24,668
FFO available for CommonWealth REIT common shareholders — diluted	$81,729	$69,194	$308,700	$286,943

Normalized FFO available for CommonWealth REIT common shareholders	$68,720	$63,761	$283,807	$261,591
Add - Series D convertible preferred distributions	6,167	6,167	24,668	24,668
Normalized FFO available for CommonWealth REIT common shareholders — diluted	$74,887	$69,928	$308,475	$286,259

Weighted average common shares outstanding — basic	83,804	83,722	83,750	77,428
Effect of dilutive Series D preferred shares	7,298	7,298	7,298	7,298
Weighted average common shares outstanding — diluted	91,102	91,020	91,048	84,726

CommonWealth REIT

Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	As of December 31,
	2012	2011
ASSETS
Real estate properties:
Land	$1,531,416	$1,450,154
Buildings and improvements	6,297,993	5,794,078
	7,829,409	7,244,232
Accumulated depreciation	(1,007,606)	(934,170)
	6,821,803	6,310,062
Properties held for sale	171,832	—
Acquired real estate leases, net	427,756	343,917
Equity investments	184,711	177,477
Cash and cash equivalents	102,219	192,763
Restricted cash	16,626	7,869
Rents receivable, net of allowance for doubtful accounts of $9,962 and $12,575, respectively	253,394	217,592
Other assets, net	211,293	197,346
Total assets	$8,189,634	$7,447,026

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$297,000	$100,000
SIR revolving credit facility	95,000	—
Senior unsecured debt, net	2,972,994	2,845,030
Mortgage notes payable, net	984,827	632,301
Liabilities related to properties held for sale	2,339	—
Accounts payable and accrued expenses	194,184	158,272
Assumed real estate lease obligations, net	69,304	70,179
Rent collected in advance	35,700	37,653
Security deposits	23,860	23,779
Due to related persons	12,958	11,295
Total liabilities	4,688,166	3,878,509

Commitments and contingencies

Shareholders’ equity:
Shareholder’s equity attributable to CommonWealth REIT:
Preferred shares of beneficial interest, $0.01 par value: 50,000,000 shares authorized;
Series C preferred shares; 7 1/8% cumulative redeemable since February 15, 2011; zero and 6,000,000 shares issued and outstanding, respectively, aggregate liquidation preference $150,000	—	145,015
Series D preferred shares; 6 1/2% cumulative convertible; 15,180,000 shares issued and outstanding, aggregate liquidation preference $379,500	368,270	368,270
Series E preferred shares; 7 1/4% cumulative redeemable on or after May 15, 2016; 11,000,000 shares issued and outstanding, aggregate liquidation preference $275,000	265,391	265,391
Common shares of beneficial interest, $0.01 par value:
350,000,000 shares authorized; 83,804,068 and 83,721,736 shares issued and outstanding, respectively	838	837
Additional paid in capital	3,585,400	3,614,079
Cumulative net income	2,386,900	2,482,321
Cumulative other comprehensive income (loss)	565	(4,709)
Cumulative common distributions	(2,972,569)	(2,826,030)
Cumulative preferred distributions	(529,367)	(476,657)
Total shareholders’ equity attributable to CommonWealth REIT	3,105,428	3,568,517
Noncontrolling interest in consolidated subsidiary	396,040	—
Total shareholders’ equity	3,501,468	3,568,517
Total liabilities and shareholders’ equity	$8,189,634	$7,447,026

(END)